ATTENTION! THIS PRICING SUPPLEMENT IS BEING FILED AS A REVISION OF THE PRICING SUPPLEMENT FILED PREVIOUSLY TODAY. THE PREVIOUS SUPPLEMENT INCORRECTLY REFERRED TO SERIES G MEDIUM-TERM NOTES AND THE CORRESPONDING PROSPECTUS SUPPLEMENT DATE. THE CUSIP NUMBER IS UNCHANGED. PLEASE DISREGARD THE PREVIOUS PRICING SUPPLE-MENT.

Pricing Supplement No. 1                           Rule 424(b)(2)

Dated:  January 31, 1996                           Registration No. 33-61045

(To Prospectus dated September 1, 1995, and Prospectus Supplement dated
 November 1, 1995)

                                NORWEST CORPORATION

                             Medium-Term Notes, Series H

                                  Fixed Rate Notes

            Interest payable each February 5 and August 5 and at Maturity

 Aggregate
 Principal      Proceeds     Date of   Maturity   Interest
  Amount       to Company     Issue      Date       Rate             Agent
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$200,000,000  $199,698,000   02/05/96  02/05/01    5.625%   Lehman Brothers
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Other Terms:  CUSIP #66938FJL9
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